UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 20, 2018
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 20, 2018, Micron Technology, Inc., a Delaware corporation (“Micron”), issued a notice to redeem all of its outstanding 5.250% Senior Notes due 2024 (the “2024 Senior Notes”) pursuant to the terms of the indenture that governs the 2024 Senior Notes. Micron will redeem the 2024 Senior Notes on May 21, 2018 at a price equal to 103.938% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, such redemption date. As of the date hereof, there is $550.0 million in aggregate principal amount of 2024 Senior Notes outstanding.

Additionally, on April 20, 2018, Micron issued a notice to redeem all of its 5.625% Senior Notes due 2026 (the “2026 Senior Notes”) pursuant to the terms of the indenture that governs the 2026 Senior Notes. Micron will redeem the 2026 Senior Notes on May 21, 2018 at a price equal to 100% of the principal amount thereof, plus a make-whole premium, plus accrued and unpaid interest to, but excluding, such redemption date. As of the date hereof, there is $129.483 million in aggregate principal amount of 2026 Senior Notes outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 23, 2018	By:	/s/ David A. Zinsner
		Name:	David A. Zinsner
		Title:	Senior Vice President and Chief Financial Officer